# *LOAN AGREEMENT*

# $50,000.00

**Date: July 20, 2021**

For value received, the undersigned EnergieInvesting.com, Inc. (the "Borrower"), at PO Box 1929, Melbourne, Florida 32901, promises to pay to the order of US Oil & Gas Royalty Trust LLC (the "Lender"), at 508 N Harbor City Blvd, Melbourne, Florida, 32935 (or at such other place as the Lender may designate in writing), the sum of $50,000.00 with interest from September 01, 2021, on the unpaid principal at the rate of 7.5% per annum.

## I. TERMS OF REPAYMENT

### A. Payments

The unpaid principal and accrued interest shall be payable in full on any future date on which the Lender demands repayment (the "Due Date").

Unpaid principal after the Due Date shall accrue interest at a rate of 18% annually until paid.

## II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

## III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

## IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, dissolution, incompetency or death of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or

8) the sale of a material portion of the business or assets of the Borrower.

## V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

## VI. MISCELLANEOUS

Joachim Haas and James Timothy White both equal members in US Oil & Gas Royalty Trust LLC authorize Easler Law to disperse $50,000 from the companies trust fund balance to EnergieInvesting.com, Inc.'s non-IOLTA trust account at Chase Bank, or another account help by EnergieInvesting.com, Inc.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This note may not be amended without the written approval of the holder.

## VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of Florida.

## VIII. SIGNATURES

This Note shall be signed by James Timothy White, on behalf of EnergieInvesting.com, Inc. and Joachim Haas, on behalf of US Oil & Gas Royalty Trust LLC.

## *LOAN AGREEMENT*

This Loan Agreement is executed and agreed to by:

JAmes T. White
JAmes T. White (Jul 21, 2021 09:16 EDT)

James T. White
Director & CEO
EnergieInvesting.com, Inc.

JOACHIM HAAS
JOACHIM HAAS (Aug 2, 2021 19:49 GMT+2)

Joachim Haas
Member
US Oil & Gas Royalty Trust LLC

# *LOAN AGREEMENT*

ASSIGNMENT

[ONLY COMPLETE THE FOLLOWING INFORMATION TO ASSIGN PAYMENTS TO A NEW PARTY.]

For value received, the above Note is assigned and transferred to

_____________________________________________, ("Assignee") of

_________________________,_________________________,
(City)(State/province)

________________________.
(Country)

Dated: _________________________

By:____________________________________________________
James White

# EnergieInvestig.com LLC Loan Agreement

Final Audit Report 2021-08-02

| | |
|---|---|
| Created: | 2021-07-21 |
| By: | Andrew Easler (andrew1.easler@famu.edu) |
| Status: | Signed |
| Transaction ID: | CBJCHBCAABAAf8kTb7GtYkJwJCjb7EP9kK_RT2gowzga |

## "EnergieInvestig.com LLC Loan Agreement" History

Document created by Andrew Easler (andrew1.easler@famu.edu)
2021-07-21 - 1:14:13 PM GMT- IP address: 108.189.242.135

Document emailed to JAmes T. White (james@easlerlaw.com) for signature
2021-07-21 - 1:14:59 PM GMT

Email viewed by JAmes T. White (james@easlerlaw.com)
2021-07-21 - 1:15:31 PM GMT- IP address: 66.249.88.168

Document e-signed by JAmes T. White (james@easlerlaw.com)
Signature Date: 2021-07-21 - 1:16:25 PM GMT - Time Source: server- IP address: 108.189.242.135

Document emailed to JOACHIM HAAS (haas.jo@gmail.com) for signature
2021-07-21 - 1:16:27 PM GMT

Email viewed by JOACHIM HAAS (haas.jo@gmail.com)
2021-08-02 - 5:47:36 PM GMT- IP address: 66.249.81.9

Document e-signed by JOACHIM HAAS (haas.jo@gmail.com)
Signature Date: 2021-08-02 - 5:49:15 PM GMT - Time Source: server- IP address: 213.144.11.235

Agreement completed.
2021-08-02 - 5:49:15 PM GMT